SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                          CURRENT REPORT Pursuant
                         to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934

             Date of report (Date of earliest event reported):
                   September 16, 2003 (September 1, 2003)

                        Trinity Learning Corporation
           (Exact Name of Registrant as Specified in Its Charter)

                                    Utah
               (State of Other Jurisdiction of Incorporation)

     0-8924                                            73-0981865
(Commission File Number)                  (IRS Employer Identification No.)

     2526 Durant Avenue
     Berkeley, California                                          94704
(Address of Principal Executive Offices)                         (Zip Code)

                               (510) 540-9300
            (Registrant's Telephone Number, Including Zip Code)



       (Former Name or Former Address, if Changed Since Last Report)



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Item 2.   Acquisition or Disposition of Assets

     On September 1, 2003, Trinity Learning Corporation (the "Company") completed the acquisition of all of the issued and outstanding shares (the "RMT Shares") of River Murray Training Pty Ltd ("RMT") an Australian company that is in the business of providing workplace training programs for various segments of the food production industry, including viticulture and horticulture. The acquisition was made pursuant to the terms of a Securities Purchase Agreement dated August 12, 2003 (the "Securities Purchase Agreement") between the Company and each of Barbara McPherson and Ildi Hayman, the shareholders of RMT (the "RMT Shareholders").

     In consideration for the RMT Shares, the Company issued 700,000 restricted shares of its common stock, valued for the purposes of this transaction at $350,000, to the RMT Shareholders. Of these shares, 350,000 are subject to the terms of an escrow agreement ("Escrow Agreement") as collateral for the indemnification obligations of the RMT Shareholders under the Securities Purchase Agreement. The Company also loaned AUS$75,000 (approximately US$49,000) to RMT for the purpose of repaying outstanding loans advanced to RMT by the RMT Shareholders.

     Copies of the Securities Purchase Agreement and the Escrow Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The summary of the transaction set forth above is qualified in its entirety by reference to such exhibits.

     About RMT
     ---------

     RMT is an Australian training firm specializing in workplace learning programs for viticulture, horticulture and other segments in the food production industry. RMT's business strategy is to empower client companies to develop and manage their own sustainable in-house training systems with a "one stop shop" approach to meeting training needs. RMT is a Registered Training Organization (RTO) in Australia, and has developed a wide scope of nationally accredited qualifications as well as specially designed short courses to meet customers' specific training needs.

     RMT is based in South Australia, in Australia's primary wine production region and one of its primary regions for agricultural products. RMT has provided workplace learning services to some of Australia's leading wine exporters, and believes that its business model and learning methodologies may be applied to multiple industry areas where demand for workplace learning is driven by certifiable compliance, such as safety (aviation, drilling, chemicals, construction; transport), Quality (food products and processing, precision manufacturing), and Governance and Accountability (public services and administration, finance, healthcare).

     RMT operates field offices in several cities in South Australia, and has recently commenced sales initiatives in California, targeted at the United States viticulture industry. As part of the Company, RMT will seek to expand their market penetration in Australia, and to pursue opportunities in new international markets including the United States.


Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired

          The financial statements required by this item are not filed herewith but shall be filed by an amendment to this Current Report on Form 8-K not later than 60 days after the date this report was required to be filed.

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     (b)  Pro Forma Financial Information

          The pro forma financial information required by this item is not filed herewith but shall be filed by an amendment to this Current Report on Form 8-K not later than 60 days after the date this report was required to be filed.

     (c)  Exhibits

          10.1 Securities Purchase Agreement date August 12, 2003 by and among Trinity Learning Corporation and Barbara McPherson and Ildi Hayman

          10.2 Escrow Agreement dated August 12, 2003 by and among Trinity Learning Corporation, Barbara McPherson, Ildi Hayman and Heritage Bank of Commerce

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   TRINITY LEARNING CORPORATION
Date: September 16, 2003           By: /s/ Douglas Cole
                                   _______________________________________
                                       Douglas Cole,
                                       Chief Executive Officer























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